G. BRAD BECKSTEAD
CERTIFIED PUBLIC ACCOUNTANT
                                                             330 E. Warm Springs
                                                             Las Vegas, NV 89119
                                                                    702.257.1984
                                                              702.362.0540 (fax)



June 11, 2002


To Whom It May Concern:

I have issued my report dated September 13, 2001, accompanying the financial statements of Insynq, Inc. (formerly Xcel Management, Inc.), contained in the Form SB-2/A Registration Statement. I consent to the use of the aforementioned report in the Form SB-2/A Registration Statement, and to the use of my name as it appears under the caption "Experts".

Signed,

/s/G. Brad Beckstead
G. Brad Beckstead, CPA